UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2014, the Board of Directors of Builders FirstSource, Inc. appointed Chad Crow as the company’s President and Chief Operating Officer. Mr. Crow succeeds Floyd Sherman as President. Mr. Sherman will continue as Chief Executive Officer.

Mr. Crow, age 46, joined Builders FirstSource in 1999 as Assistant Controller and was promoted to Vice President and Controller in 2000. In 2009, Mr. Crow was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Builders FirstSource, he served in various positions at Pier One Imports. Prior to Pier One, Mr. Crow spent five years at Price Waterhouse. Mr. Crow is a CPA and received his B.B.A. degree in accounting from Texas Tech University in 1990.

In connection with his appointment to the new position, Mr. Crow’s base salary was increased to $600,000 per year.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: November 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release reporting leadership changes at Builders FirstSource, Inc., issued by Builders FirstSource, Inc. on November 6, 2014.